Exhibit 10.76

EXECUTION COPY

ASSET PURCHASE AGREEMENT

THIS ASSET PURCHASE AGREEMENT (this “Agreement”) is made as of July 15, 2003, by and between Nextel Operations, Inc., a Delaware corporation (“Nextel Operations”), and Nextel Partners Equipment Corp., a Nevada corporation (“Equipment Corp.” and collectively with Nextel Operations, the “Parties”).

RECITALS

A. Nextel Operations currently holds certain assets, properties, rights and interests that constitute or are used in connection with the operation of a telecommunications switching facility located in Dallas, Texas (the “DALS-1 Switch”).

B. Equipment Corp. desires to purchase from Nextel Operations, and Nextel Operations desires to sell to Equipment Corp., certain assets, properties, rights and interests that constitute or are used in connection with the operation of the DALS-1 Switch, all upon the terms and conditions and in exchange for the consideration set forth herein.

C. In connection with this Agreement, the Parties or their respective affiliates will enter into an agreement to sublease approximately 8,900 square feet of office space known as Suite 400, 1535 West Mockingbird Lane, Dallas, Texas 75235 (the “Leased Premises”).

AGREEMENT

NOW, THEREFORE, in consideration of the mutual premises, covenants, agreements, representations and warranties herein contained, the Parties agree as follows:

Section 1. Purchase and Sale of Assets.

(a) Assets to be Transferred. On the terms and conditions set forth in this Agreement and subject to Section 1(b), Equipment Corp. shall purchase and acquire from Nextel Operations, and Nextel Operations shall sell, transfer, convey and deliver to Equipment Corp., all of Nextel Operations’ right, title and interest in and to the assets and rights described below (collectively, the “Acquired Assets”):

(i) All equipment and other tangible personal property set forth on Schedule 1(a)(i) (the “Equipment”);

(ii) All software and software licenses necessary for the operation of the Equipment (the “Software”); and

(iii) All furniture and fixtures currently used in connection with the operation of the DALS-1 Switch and currently located at the Leased Premises (the “Office Furniture”), but excluding any office equipment (e.g., fax machines, computers, copiers, and printers) and PBX and IT equipment.

(b) Excluded Assets. Other than as provided in Section 1(a), no Party shall hereby be obligated to sell, assign, or transfer to the other any asset, tangible or intangible, nor shall any Party hereby be entitled to purchase any asset, tangible or intangible.

(c) Assumption of Liabilities. At the Closing, Equipment Corp. shall assume and shall become responsible for all liabilities and obligations (whether known or unknown, accrued or contingent, direct or indirect) arising out of or related to the ownership or operation of the Acquired Assets on or after the date of the Closing (collectively, the “Assumed Liabilities”). Except as so provided or as set forth in Section 1(d), no Party is hereby assuming, and no Party shall be responsible for, any liabilities or obligations of the other Party or of the other Party’s affiliates.

(d) Tax. Equipment Corp. shall provide Nextel Operations with a valid and properly executed resale certificate with respect to the purchase of the Acquired Assets other than the Office Furniture. Equipment Corp. shall pay Texas state sales tax to Nextel Operations on the purchase of the Office Furniture. Except for sales tax on the Office Furniture, the Parties do not expect any sales or use tax to be associated with the consummation of the transactions contemplated in this Agreement. Nextel Operations shall pay any income tax due in connection with the transactions contemplated herein.

Section 2. Purchase Price

(a) Payment. Subject to adjustment set forth in Section 2(b) below, the aggregate consideration for the sale and transfer of the Acquired Assets is an aggregate of $7,540,000 (consisting of $7,500,000 for the Equipment and Software, plus $40,000 for the Office Furniture) in cash (the “Purchase Price”) and the assumption by Equipment Corp. of the Assumed Liabilities. The Purchase Price shall be payable at the Closing in immediately available funds by bank wire transfer to an account designated in writing for this purpose by Nextel Operations to Equipment Corp.

(b) Purchase Price Adjustment. The Parties have agreed to adjust the Purchase Price for the Equipment and Software, depending on when the XA-core upgrade is performed and the cost of such upgrade, as follows:

(i) If Motorola agrees before the Closing to provide an XA-core upgrade to the DALS-1 Switch at no cost to either Nextel Operations or Equipment Corp., no Purchase Price adjustment will be made. In this event,

(A)	all Equipment Corp. port purchases will be at Equipment Corp.’s sole cost and expense but will count towards Nextel Operations’ total port commitment to Motorola, and

(B)	any SuperNode upgrade to the DALS-1 Switch will be at Equipment Corp.’s sole cost and expense.

(ii) If Motorola does not agree before the Closing to provide an XA-core upgrade to the DALS-1 Switch at no cost to either Nextel Operations or Equipment Corp., then the Purchase Price will be reduced by $625,070 (one-half of the costs of the XA-core and Super Node upgrades as stated in Motorola pricing Proposal #700.2965). In this event, all subsequent XA-core or Super Node upgrades to the DALS-1 Switch will be at Equipment Corp.’s sole cost and expense, and all purchases by Equipment Corp. of ports from Motorola in 2003 for the DALS-1 Switch will be at Equipment Corp.’s sole cost and expense but will count towards Nextel Operations’ total port commitment to Motorola.

(iii) If Motorola does not agree before the Closing to provide an XA-core upgrade to the DALS-1 Switch at no cost to either Nextel Operations or Equipment Corp., and the Parties complete the transactions contemplated by this Agreement with a reduction in the Purchase Price of $625,070, as set forth in subparagraph (ii) above, but thereafter:

(A)	Motorola provides Equipment Corp. with a credit or rebate in any way attributable to the XA-core upgrade, then Equipment Corp. will pay Nextel Operations one-half of the amount of such credit or rebate received, up to $625,070; or

(B)	Motorola provides Nextel Operations with a credit or rebate in any way attributable to the XA-core upgrade, then Nextel Operations will pay Equipment Corp. one-half of the amount received up to $453,395.

(c) Allocation. The Purchase Price will be allocated among the Acquired Assets as set forth on Schedule 2(c). Any adjustment to the Purchase Price pursuant to Section 2(b) will be allocated pro-rata among the Acquired Assets in accordance with Schedule 2(c). Nextel Operations and Equipment Corp. shall report the purchase and sale of the Acquired Assets on all tax returns, including timely filed Internal Revenue Service Forms 8594, in accordance with the allocation shown on such Schedule, as adjusted.

Section 3. Closing

(a) Closing Date. Subject to the terms and conditions of this Agreement, the closing of the transactions contemplated hereby (the “Closing”) shall be held on July 15, 2003, at such time and place as the Parties may agree, but the Closing shall be considered effective as of 11:59 p.m., Eastern time, on July 15, 2003.

(b) Closing Deliveries. At the Closing,

(i) Nextel Operations will deliver

(1)	an original bill of sale for the Acquired Assets in the form attached hereto as Schedule 3(b)(i)(1), duly executed by Nextel Operations;

(2)	duplicate originals of a sublease for the Leased Premises in the form attached hereto as Schedule 3(b)(i)(2) (the “Sublease”), duly executed and delivered by the sublessor; and

(3)	evidence reasonably satisfactory to Equipment Corp. that Chase Manhattan Bank has released its security interest in any Acquired Assets, and that there are no other security interests in any of the Acquired Assets; and

(4)	the original Consents and Landlord Consent reasonably satisfactory to Equipment Corp.; and

(ii) Equipment Corp. will deliver the Purchase Price pursuant to Section 2(a) and

(1)	duplicate originals of the Sublease, duly executed and delivered by the sublessee; and

(2)	an Assumption of Liabilities in the form attached hereto as Schedule 3(b)(ii)(2), duly executed by Equipment Corp.

(c) Risk of Loss. Title to the Acquired Assets will transfer at the Closing. Until the Closing, Nextel Operations will insure the Acquired Assets and the Leased Premises and will be fully responsible for any loss or damage to the same and any liability incurred by reason of occupancy or control of the Leased Premises.

Section 4. Conditions Precedent

The obligation of Equipment Corp. to complete the transactions contemplated by this Agreement at the Closing shall be subject to the prior satisfaction (or waiver by Equipment Corp., in its sole and absolute discretion) of each of the following conditions precedent:

(a) Nextel Operations shall have obtained all governmental approvals and the consents of Motorola, Nortel, Tellabs and Alacatel to transfer the software licenses issued by those vendors as part of the software (collectively, the “Consents”) required to be obtained by Nextel Operations to lawfully transfer any portion of the Acquired Assets at the Closing, and each such Consent shall be in form and substance reasonably satisfactory to Equipment Corp.;

(b) Nextel Operations shall have obtained from the landlord of the Leased Premises a landlord consent and estoppel in form and substance satisfactory to Equipment Corp. (the “Landlord Consent”);

(c) there shall not have occurred any material damage or destruction of any of the Acquired Assets or any other event that materially and adversely affected the current fair market value of the Acquired Assets;

(d) Nextel Operations shall have made arrangements with Chase Manhattan Bank pursuant to which, on or before the Closing, that lender will release its security interest in all of the Acquired Assets; and

(e) the representations and warranties of Nextel Operations in Section 5(a) shall have been true and correct when made in all material respects.

Section 5. Representations and Warranties

(a) Nextel Operations’ Representations and Warranties. Nextel Operations hereby represents and warrants to Equipment Corp. as follows: (i) Nextel Operations is duly organized, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to own, operate and lease its properties and assets (including the Acquired Assets) as and where currently owned, operated and leased, conduct its business as now conducted, and execute, deliver and perform fully its obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement by Nextel Operations has been duly authorized by all requisite corporate action on its part and this Agreement constitutes the valid and binding obligation of Nextel Operations, enforceable in accordance with its terms, except insofar as limited by bankruptcy or insolvency laws of general application and subject to equitable relief in the enforcement of sanctions; (iii) Nextel Operations is the lawful owner of all of the Acquired Assets, and, at Closing, Nextel Operations will transfer to Equipment Corp. all of the Acquired Assets free and clear of all liens and encumbrances, leaseholds, options and other interests held by any third party; (iv) Nextel Operations has no present knowledge of any Assumed Liability to be assumed by Equipment Corp. at the Closing other than those described in Schedule 1(c); (v) neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default, in any material respect, under any term of the articles of incorporation or by-laws of Nextel Operations or any material agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which it is bound; (vi) the consummation of the transactions contemplated by this Agreement does not require any governmental or third-party consent or approval except those that will be obtained by Nextel Operations pursuant to Section 4; and (vii) Nextel Operations is currently in compliance with EPCRA reporting and filing requirements applicable to the Acquired Assets and the Leased Premises. Nextel Operations further represents and warrants to Equipment Corp. as follows: (i) the master lease referred to in the Sublease is in full force and effect and is valid and enforceable in accordance with its terms; and to the knowledge of Nextel Operations no event has occurred or circumstance exists that (with or without notice or the lapse of time) may constitute a breach or default by either party under the master lease or give either party the right to terminate the same; and (ii) each item of tangible personal property in the Acquired Assets is in good repair and good operating condition, ordinary wear and tear excepted and is suitable for immediate use in the ordinary course of business. No item of tangible personal property is in need of repair or replacement other than as part of routine maintenance in the ordinary course of business. A description of the types of liabilities and obligations currently known to the Parties and expected to be assumed by Equipment Corp. at the Closing is set forth in Schedule 5(a). All representations and warranties made by Nextel Operations herein shall survive the Closing for a period of one (1) year.

(b) Equipment Corp.’s Representations and Warranties. Equipment Corp. hereby represents and warrants to Nextel Operations as follows: (i) Equipment Corp. is duly organized, validly existing and in good standing under the laws of the State of Nevada, with all requisite power and authority to own, operate and lease its properties and assets as and where currently owned, operated and leased, conduct its business as now conducted, and execute, deliver and perform fully its obligations under this Agreement; (ii) the execution, delivery and performance of this Agreement by Equipment Corp. has been duly authorized by all requisite corporate action on its part and this Agreement constitutes the valid and binding obligation of Equipment Corp., enforceable in accordance with its terms, except insofar as limited by bankruptcy or insolvency laws of general application and subject to equitable relief in the enforcement of sanctions; (iii) the consummation of the transactions contemplated by this Agreement does not require any governmental or third-party consent or approval; and (iv) neither the execution nor the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will conflict with or result in any violation of or constitute a default, in any material respect, under any term of the articles of incorporation or by-laws of Equipment Corp. or any material agreement, mortgage, indenture, license, permit, lease or other instrument, judgment, decree, order, law or regulation by which it is bound. All representations and warranties made by Equipment Corp. herein shall survive the Closing for a period of one (1) year.

Section 6. Covenants

(a) Each Party will use its reasonable best efforts to take all action and to do all things necessary, proper or advisable to consummate and make effective the transactions contemplated by this Agreement by July 15, 2003.

(b) Nextel Operations will terminate existing vendor agreements for the Leased Premises (e.g., janitorial, alarm/security, HVAC maintenance) effective July 15, 2003, and Equipment Corp. or its sublessee affiliate will have its new agreements in place on that date. The parties will cooperate to avoid any gap in service.

(c) The Parties will cooperate to minimize telecommunication termination costs associated with the transactions contemplated by this Agreement.

(d) The Parties will cooperate, both before and after the Closing, to remove from the Leased Premises any PBX and IT equipment located at the Leased Premises on the date hereof and deliver such equipment to Nextel Operations, and to permit installation at the Leased Premises of IT equipment by Equipment Corp. All costs associated with the removal of Nextel Operations’ PBX and IT equipment will be at Nextel Operations’ sole cost and expense.

(e) Nextel Operations will be responsible for obtaining vendor approval to transfer rights to software licenses for the Motorola, Nortel, Tellabs and Alcatel equipment that is part of the Acquired Assets to Equipment Corp. Nextel Operations will use its reasonable best efforts to obtain such approvals prior to the Closing.

(f) Nextel Operations will be responsible for filing the EPCRA form (a copy of which is attached hereto as Schedule 6(f)) promptly following the Closing. Equipment Corp. will be responsible for all subsequent filings.

(g) Nextel Operations will permit Equipment Corp. and its affiliates to access the Leased Premises before the Closing, and Equipment Corp. or its sublessee affiliate will permit Nextel Operations and its affiliates to access the Leased Premises after Closing, for the purpose of effecting an orderly and timely transition of the functioning of the Acquired Assets and to comply with their obligations under this Agreement. Each party is at all times responsible for its actions and the actions of its affiliates and its or their invitees in the exercise of this access right.

(h) Equipment Corp. will notify Nextel Operations in writing as promptly as practicable in the event that Equipment Corp. or any of its affiliates orders any additional ports to be added to the DALS-1 Switch during 2003. Any ports so added by Equipment Corp. or its affiliates shall be at the sole cost and expense of Equipment Corp. or its affiliates. Nextel Operations or its affiliates shall be entitled to claim credit under any of their respective agreements with Motorola for all ports added to the DALS-1 Switch in 2003, and Equipment Corp. and its affiliates shall not claim credit under any of their respective agreements with Motorola for any such ports.

Section 7. Miscellaneous.

(a) Further Assurances. From and after the date of this Agreement, each Party shall at any time and from time to time, upon the other Party’s request and without further cost, prepare, execute and deliver such documents, instruments of conveyance, and shall take such action as may be reasonably requested to more effectively implement the transactions contemplated by this Agreement, including, without limitation, to transfer and vest in such requesting Party, or its successors and assigns, and to put such Party in possession of, any and all of the assets transferred to such requesting Party hereby, free and clear of any and all liens or encumbrances.

(b) Expenses. The Parties hereto shall each pay their own expenses, including attorneys’ and brokers’ fees in connection with the preparation of this Agreement and the consummation of the transactions contemplated herein.

(c) Waiver of Bulk Sales Compliance. To the extent they apply, the Parties waive compliance with the provisions of the “bulk sales” law of any state including, without limitation, the provisions of Article 6 of the Uniform Commercial Code as enacted in any applicable state.

(d) Governing Law. This Agreement shall be governed by the law of the state of Delaware, without regard to choice of law rules that would result in the application of another state’s law.

(e) Excusable Delay/Time Extension. Where performance by any Party to this Agreement is delayed by reason of a delay that is caused by events or circumstances that are not within the control of such Party, the time for performance, and any otherwise applicable time limit, schedule or deadline, shall be extended for a period of time equal to the period of such delay.

(f) Amendments. This Agreement may be amended only by a writing executed by the Parties.

(g) Entire Agreement. This Agreement, together with the letter of agreement between the Parties and Motorola, Inc., dated June 4, 2003 (a copy of which is attached hereto as Schedule 7(g)), set forth the entire understanding of the Parties hereto with respect to the subject matter hereof, and supersede all prior contracts, agreements, arrangements, communications, discussions, representations and warranties, whether oral or written, including without limitation the Letter of Intent dated May 22, 2003, between the Parties regarding the subject matter herein.

(h) Notices. Any notice, request or other communication required or permitted hereunder must be in writing and is given: (a) when received if personally delivered; (b) 12 hours after being sent by telecopy, with confirmed answerback; or (c) 1 business day after being sent by priority delivery by established overnight courier, to the parties at their respective addresses set forth below.

To Nextel Operations:	c/o Nextel Communications, Inc.
2001 Edmund Halley Drive
Reston, VA 20191
Attention: Leonard J. Kennedy
Telecopy: (703) 433-4352

To Equipment Corp.:	c/o Nextel Partners, Inc.
4500 Carillon Point
Kirkland, WA 98033
Attention: Legal Department
Telecopy: (425) 576-3660

Any Party by written notice to the others given in accordance with this Section 7(h) may change the address or the persons to whom notices or copies thereof are to be directed.

(i) Counterparts. This Agreement may be executed in any number of counterparts, each of which will be deemed to be an original, and all of which together will constitute one and the same instrument.

(j) Waiver. Except as otherwise provided in this Agreement, any Party may waive, in writing, compliance by the other Party thereto (to the extent such compliance is for the benefit of the Party giving such waiver) with any of the terms, covenants or conditions contained in this Agreement (except as may be imposed by law). Any waiver by any Party of any violation of, breach of, or default under, any provision of this Agreement, by any other Party will not be construed as, or constitute, a continuing waiver of such provision, or waiver of any other violation of, breach of, or default under, any other provision of this Agreement.

(k) Third Parties. Nothing expressed or implied in this Agreement is intended, or may be construed, to confer upon or give any person or entity other than the Parties hereto any rights or remedies hereunder.

(l) Severability. If any provision of this Agreement or the application of such provision is invalid, illegal or unenforceable in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision of this Agreement or invalidate or render unenforceable such provision in any other jurisdiction. The Parties will, to the extent lawful and practicable, use their best reasonable efforts to enter into arrangements to reinstate the intended benefits of any provision held invalid, illegal or unenforceable.

(m) Construction.

(i) Words used in this Agreement, regardless of the number or gender specifically used, will be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires. The Parties have participated equally in the drafting of this Agreement and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of authorship of any provision of this Agreement.

(ii) The Schedules attached to this Agreement are incorporated herein and are part of this Agreement for all purposes. Unless otherwise stated, any reference in this Agreement to a Schedule or Section is to a Schedule or Section of this Agreement.

(iii) The headings in this Agreement are solely for convenience of reference and are not to be given any effect in the construction or interpretation of this Agreement.

[Signatures are on the following page]

IN WITNESS WHEREOF, the Parties hereto have caused their duly authorized representatives to execute this Agreement as of the day and year first above written.

Nextel Operations, Inc.

By:	/s/ WILLIAM G. ARENDT

Name:	William G. Arendt

Title:	Vice President

Nextel Partners Equipment Corp.

By:	/s/ DONALD J. MANNING

Name:	Donald J. Manning

Title:	Vice President

SCHEDULE 1(a)(i)

Equipment

See Attached.

DALS-1 Moto Equipment

Equipment Type	Asset Allocation	Equipment	Quantity	Cabinet Name	Relay Rack	Nextel Operations SN, Bay Label or Relay Rack
MSC	MSC: SNSE SR-70
	B	MPDC	1	MPDC00	RR 102.01	NEX000585512
	B	SCC	1	SCC00	RR 102.02	NEX000585513
	B	LIM-00	1	LIM-00	RR 102.03	NEX000585514
	B	LIM-01	1	LIM-01	RR 102.04	NEX000585515
	B	APC	1	APC00	RR 102.05	NEX000585516
	B		1	CSDM00	RR 102.06	n/a
	B	MCAM	1	MCAM00	RR 103.01	NEX000585517
	B	MCGM	1	MCGM00	RR 103.02	NEX000585518
	B	MCAM	1	MCAM01	RR 104.01	NEX000585525
	B	MCSS	1	MCSS00	RR 104.06	NEX000585527
	B	LIM-02	1	LIM-02	RR 105.01	n/a
		DTC Ports:
	B	960 DTC Ports	1	MCTM00	RR 103.03	NEX000585519
	B	960 DTC Ports	1	MCTM01	RR 103.04	NEX000585520
	B	960 DTC Ports	1	MCTM02	RR 103.05	NEX000585521
	A	960 DTC Ports	1	MCTM03	RR 103.06	NEX000585522
	A	960 DTC Ports	1	MCTM04	RR 103.07	NEX000585523
	A	960 DTC Ports	1	MCTM05	RR 103.08	NEX000585524
	A	960 DTC Ports	1	MCTM06	RR 104.02	NEX000585526
	A	960 DTC Ports	1	MCTM07	RR 104.03	NEX000585560
	A	960 DTC Ports	1	MCTM08	RR 104.04	n/a
	A	960 DTC Ports	1	MCTM09	RR 104.05	n/a
		Additional Cards:
	A	Module Cards				n/a
	A	LIU Cards	59 chan			n/a
	A	LIU Cards	16 non-chan			n/a
	A	EIU Cards	8			n/a
		License:
	A	Subscriber License
	A	Add’l Subscriber License
		Features:
	A	Class of Service
	A	Connecting Comfort Tone
	A	Calling Line ID
	A	Call Intercept
	A	Star Code Control CLIP/CLIR
	A	IWF Hardware	2		RR 106.01	1 24-port /1 48-port
	A	IWF Software
		Echo Cancellers:
	C		7 shelves	2572	RR 101.04	140 cards
	C		2 shelves	Verity 3100	RR 101.05	25 cards
BSC	BSC – CP
	A	BSC – CP (Enhanced)		ECP 41	RR 108.01	NEX000585504
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty 1	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 42	RR 108.03	NEX000585505
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 43	RR 108.05	NEX000585506
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	9 + 1 stby

Nextel Communications Confidential	Revised: 5/30/03

DALS-1 Moto Equipment

Equipment Type	Asset Allocation	Equipment	Quantity	Cabinet Name	Relay Rack	Nextel Operations SN, Bay Label or Relay Rack
	A	BSC – CP (Enhanced)		ECP 44	RR 108.07
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 45	RR 108.09
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	9 + 1 stby
	A	BSC – CP (Enhanced)		ECP 46	RR 108.11
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	9 + 1 stby
	A	BSC – CP (Enhanced)		ECP 47	RR 108.13
	A	MSI Cards: Qty	5
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 48	RR 107.02
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 49	RR 107.04
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	10 + 1 stby
	A	BSC – CP (Enhanced)		ECP 50	RR 107.06
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	11 + 1 stby
	A	BSC – CP (Enhanced)		ECP 51	RR 109.02
	A	MSI Cards: Qty	4
	A	KSW Cards: Qty	1 + 1 stby
	A	GPROC Cards: Qty	2
BSC – XCDR
	A	BSC – XCDR (Enhanced)		XCDR 41	RR 108.02	NEX000585508
	A	MSI Cards: Qty	20
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	2Quad /3Dual
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 42	RR 108.04	NEX000585509
	A	MSI Cards: Qty	20
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	6Q /6D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 43	RR 108.06	NEX000585510
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	8Q / 4D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 44	RR 108.08	NEX000585511
	A	MSI Cards: Qty	21
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	4Q / 5D
	A	GPROC Cards: Qty	2 + 1 stby

Nextel Communications Confidential	Revised: 5/30/03

DALS-1 Moto Equipment

Equipment Type	Asset Allocation	Equipment	Quantity	Cabinet Name	Relay Rack	Nextel Operations SN, Bay Label or Relay Rack
	A	BSC – XCDR (Enhanced)		XCDR 45	RR 108.10
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	5Q / 4D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 46	RR 108.12
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	2Q / 1D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC –XCDR (Enhanced)		XCDR 47	RR 108.14
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	6Q / 2D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 48	RR 107.01
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	2Q / 6D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 49	RR 107.03
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	4Q / 4D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 50	RR 107.05
	A	MSI Cards: Qty	22
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	3Q / 0D
	A	GPROC Cards: Qty	2 + 1 stby
	A	BSC – XCDR (Enhanced)		XCDR 51	RR 109.01
	A	MSI Cards: Qty	5
	A	KSW Cards: Qty	2 + 2 stby
	A	HXCDR Cards: Qty	0Q / 0D
	A	GPROC Cards: Qty	2
	A	BSC – XCDR (Enhanced)		SPARE	RR 109.01
	A	MSI Cards: Qty	0
	A	KSW Cards: Qty	2 + 1 stby
	A	HXCDR Cards: Qty	0Q / 0D
	A	GPROC Cards: Qty	0
		BDFB	2	BDFB	RR 108.15 /109.08
Test Bed	B	Radio Rack 1	1		RR 107.07	n/a
	B	Radio Rack 2	1		RR 107.08	n/a
	B	ISC	1		RR 107.09	n/a
Miscellaneous	A	Billing Server	1		RR 106.02	n/a
	A	BITS Clock	1		RR 106.03	n/a
	A	Channel Banks	2		RR 106.08 /09	n/a
	A	v.35 patch panels	2		RR 106.08 /09	n/a
	A	Equipment Racks	11		RR 106.07 - 09 & RR 101.01 - 08
	A	Modem Bank	1		RR 106.04
	A	IT Cabinets	3		RR 111.01-03 / 07
	A	California Cabinets	7		RR106.01 / 06
Power Plant	B	ATT Lineage 2000 (J85500S).	12 /150 Amps Rectifiers or
Batteries	B	48 GNB Absolyte 4200 AH	2 battery strings 100A87
Safety	B	Eye Wash Station	1
	B	Emergency Action Kit	1
	B	Vesda	2
AC	B	Libert	1
	B	DataAire	4
IT Patch Panels	B	DFWC2SW-1&3	2		RR 112.03 (Panel 3)
	B	DFWC2SW-2	1		RR 112.01 (Panels 3-4)
FM200	B	Fire System	4		2 Back Offices / 2 Battery RM Closet

Nextel Communications Confidential	Revised: 5/30/03

SCHEDULE 2(c)

Allocation

SCHEDULE 3(b)(i)(1)

Form of Bill of Sale

See Attached.

EXECUTION COPY

BILL OF SALE

THIS BILL OF SALE (this “Bill of Sale”) is made and delivered as of this 15th day of July 2003 by NEXTEL OPERATIONS, INC., a Delaware corporation (the “Seller”), in favor of NEXTEL PARTNERS EQUIPMENT CORP., a Nevada corporation (the “Purchaser”).

RECITALS

A. The Seller and the Purchaser are parties to an Asset Purchase Agreement, dated July 15, 2003 (the “Purchase Agreement”), providing for the purchase by the Purchaser of the Acquired Assets from the Seller. Capitalized terms used herein and not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

B. This Bill of Sale is being executed to evidence and effect the sale, transfer, assignment, conveyance and delivery of the Acquired Assets to the Purchaser.

NOW THEREFORE, for good and valuable consideration paid to the Seller, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells, transfers, assigns, conveys and delivers to the Purchaser, its successors and assigns, forever, all right, title and interest in and to the Acquired Assets upon the terms and subject to the conditions of the Purchase Agreement.

This Bill of Sale is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Purchase Agreement, all of which are incorporated herein by reference.

IN WITNESS WHEREOF, the Seller has executed this Bill of Sale as of the day and year first above written.

NEXTEL OPERATIONS, INC.

By:

Name: Title:

SCHEDULE 3(b)(i)(2)

Form of Sublease

SUBLEASE AGREEMENT

THIS SUBLEASE AGREEMENT (this “Sublease Agreement”) is entered into as of this          day of July, 2003 between Nextel of Texas, Inc., a Delaware corporation d/b/a Nextel Communications (“Sublessor”) and Nextel WIP Lease Corp., a Delaware corporation (“Sublessee”).

RECITALS

R-1. Sublessor, as lessee and Oakbrook Plaza, Ltd., a Texas limited partnership (“Master Lessor”) entered into (i) that certain Commercial Lease Agreement dated February 25, 1997 (“Original Lease”) pursuant to which Sublessor leased approximately 8,900 rentable square feet situated at 1535 West Mockingbird Lane, Suite 400, Dallas, Texas 75235 in Oakbrook Plaza (“400Premises”), and (ii) that certain Modification and Ratification of Lease Agreement dated October 4, 1999 (“Modification”) pursuant to which Sublessor leased approximately 7,616 rentable square feet situated at 1575 West Mockingbird Lane, Suite 600, Dallas, Texas 75235 in Oakbrook Plaza (“600Premises”), the properties located at both such addresses being owned by Master Lessor, and the Original Lease and Modification being hereafter collectively referred to as the “Master Lease.” (The 600Premises is also identified in the Modification as the “Expansion Space” and shall be so interpreted.) The term of the Master Lease expires May 31, 2007, subject to the renewal options therein set forth.

R-2. Sublessee has contracted to acquire, own and operate, through one or more other of its affiliated companies, the equipment located at the 400Premises from Nextel Operations, Inc., a Delaware corporation, an affiliate of Sublessor and in conjunction therewith, Sublessor desires to sublease to Sublessee the 400Premises, and Sublessee desires to sublease the 400Premises, subject to the consent and agreement of Master Lessor.

ARTICLE 1 BASIC SUBLEASE TERMS

For the purposes of this Sublease Agreement, the following provisions shall be applicable and the following terms shall have the meanings set forth below:

1.1. Base Rent. Base Rent for the Subleased Premises shall be:

Beginning	Total Monthly Base Rent

07/15/03	$7,890.60
07/15/04	$8,127.31
07/15/05	$8,371.13
07/15/06	$8,622.27

1.2. Building. The Building, located at 1535 West Mockingbird Lane, Dallas, Texas 75235, in Oakbrook Plaza. The Building and the land on which it is located are collectively referred to herein as the “Property.”

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1.3. Capitalized Terms. All capitalized terms used but not defined herein shall have the meaning assigned to such terms in the Master Lease.

1.4. Permitted Use. Same uses for the Subleased Premises as allowed under Master Lease.

1.5. Rent Commencement Date. The Rent Commencement Date shall be the same as the Term Commencement Date unless Sublessor’s acts or omissions, as provided in Section 1.8 of this Sublease Agreement, create a material impediment to Sublessee occupying the Subleased Premises, in which event the Rent Commencement Date shall be postponed until Sublessee can occupy the Subleased Premises.

1.6. Security Deposit. Intentionally Deleted.

1.7. Subleased Premises. The Subleased Premises shall mean solely the 400Premises.

1.8. Sublease Term. Commencing on July 15, 2003 (the “Term Commencement Date”) and ending on May 31, 2007. The Term Commencement Date referred to in this Section 1.8 shall constitute the commencement of the term of this Sublease Agreement for all purposes, whether or not Sublessee has actually taken possession. If the Subleased Premises are not ready for occupancy by the Term Commencement Date, Sublessor shall not be liable for any claims or damages by reason thereof unless as a result of Sublessor’s acts or omissions a material impediment is created such that Sublessee is not able to occupy the Subleased Premises.

ARTICLE 2 GRANTING CLAUSE AND RENT PROVISIONS

2.1. Grant of Premises. Sublessor hereby leases the Subleased Premises to Sublessee during the Sublease Term, subject to the provisions of this Sublease Agreement.

2.2. Base Rent; Late Payment. Sublessee agrees to pay the Base Rent to Sublessor monthly in advance during the term of this Sublease Agreement on or before the first day of each calendar month, without demand, offset or reduction. If any payment due Sublessor from Sublessee is not received by Sublessor by the tenth (10th) day after it becomes due, Sublessor may collect from Sublessee, as additional rent, a late payment charge of seven and one-half percent (7½%) of such past due amount.

ARTICLE 3 OCCUPANCY AND USE

The Subleased Premises shall be used and occupied only for the purpose as set forth in Section 1.4. Sublessee has inspected the Subleased Premises and the Building and accepts them in their present “AS-IS” condition. To the extent such action is required by Sublessor under the Master Lease, Sublessee, at its expense, shall comply with all applicable legal requirements, including, without limitation, all applicable laws, rules and regulations, and with the rules and regulations of the Property. If Sublessee is not complying with such legal requirements, laws, rules and regulations, Sublessor, may, at its election, enter the Subleased Premises without liability therefor and fulfill Sublessee’s obligations at Sublessee’s expense.

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ARTICLE 4 UTILITIES AND SERVICES

4.1. Provision by Master Lessor. Notwithstanding any other provisions in this Sublease Agreement, the only services or utilities to which Sublessee is entitled hereunder are those to which Sublessor is entitled under the Master Lease. Sublessor is not responsible for providing any services or utilities to Sublessee and Sublessee shall look solely to Master Lessor for all such services or utilities. Sublessor shall, however, cooperate with Sublessee, at no cost to Sublessor, to attempt to cause Master Lessor to comply with its obligations under the Master Lease with respect to the Subleased Premises and to provide all such services and utilities for the benefit of the Subleased Premises.

4.2. Cessation of Service. Failure by Master Lessor to furnish all or any portion of any of the services or utilities under the Master Lease, or any cessation in the furnishing of any services or utilities shall not render Sublessor liable to Sublessee in any respect for damages to either persons or property, not be construed as an eviction by Sublessor, nor resulting in an abatement of rent except to the extent Sublessor is entitled to rent abatement under Section 4.01(a) of the Master Lease, nor relieve Sublessee from fulfillment of any covenant or agreement in this Sublease Agreement. In the event of any such failure by Master Lessor or any such cessation, Sublessor shall cooperate with Sublessee, at no cost to Sublessor, to attempt to cause Master Lessor to restore the service promptly; provided, however, nothing herein shall prevent Sublessee from exercising the rights granted to Sublessor under Section 4.01 of the Master Lease.

ARTICLE 5 REPAIRS AND MAINTENANCE

5.1. Sublessor Repairs. Sublessor shall have no obligation under the Master Lease or this Sublease Agreement, to repair, maintain, refurbish or make replacements for the Subleased Premises (collectively, “Repairs”), whether or not arising out of fire, other casualty, or in connection with the need for normal maintenance and repair. Sublessee shall look solely to Master Lessor for all such repairs. Sublessor shall, however, cooperate with Sublessee, at no costs to Sublessor to cause Master Lessor to comply with its obligations under the Master Lease with respect to the Subleased Premises and to provide such repairs for the benefit of the Subleased Premises.

5.2. Sublessee Repairs. Sublessee, at its own cost and expense, shall perform such maintenance, repairs and replacements as are required to keep the Subleased Premises in a first-class condition and shall repair or replace any damage or injury to all or any part of the Subleased Premises and/or the Property, caused by any act or omission of Sublessee or Sublessee’s agents employees, invitees, licensees or visitors. At the expiration or termination of this Sublease Agreement, by lapse of time or other wise, Sublessee shall deliver the Subleased Premises to Sublessor in as good condition as existed at the Rent Commencement Date of this Sublease Agreement, ordinary wear and tear excepted; provided, however, if Sublessee fails to comply with the provisions of this sentence, it shall remit payment to Sublessor for any reasonable costs necessary to return the Subleased Premises to the condition described above within fifteen (15) days after receipt of a written request therefor from Sublessor.

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ARTICLE 6 ALTERATIONS AND IMPROVEMENTS

Sublessee shall not make or allow to be made any alterations, physical additions or improvements in or to the Subleased Premises (including signs) without first obtaining the written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed.

ARTICLE 7 MASTER LEASE

7.1. Compliance with Master Lease. Except as expressly otherwise provided in this Sublease Agreement, Sublessee shall comply with all of the provisions of the Master Lease that are to be observed or performed by Sublessor as tenant thereunder with respect to the Subleased Premises. Sublessee shall not, by any act or omission, cause Sublessor to be in violation of or in default under the Master Lease. Sublessee acknowledges and agrees that the commencement of this Sublease Agreement is expressly conditioned on obtaining the required consents and approvals of Master Lessor as set forth in the Master Lease. Sublessee further acknowledges and agrees that, as between Sublessee and Sublessor, in the event of any conflict between the terms and provisions of this Sublease Agreement and the terms and provisions of any Master Lessor consent document executed by the parties hereto, the terms and provisions of this Sublease Agreement shall control.

7.2. Incorporation of Master Lease.

(a) Insofar as the provisions of the Master Lease pertaining to the Subleased Premises do not conflict with any specific provision hereof, they and each of them are incorporated by this reference into this Sublease Agreement as fully as if completely restated herein. Sublessee shall be bound by all of the provisions of the Master Lease pertaining to the Subleased Premises and shall perform all of the obligations and responsibilities that Sublessor by the Master Lease undertakes toward Master Lessor pertaining to the Subleased Premises. Therefore, in construing Sublessee’s obligations, wherever in the Master Lease the words “Landlord” or “Lessor” is used, it shall mean Sublessor and wherever in the Master Lease the words “Tenant” or “Lessee” is used, it shall mean Sublessee and wherever in the Master Lease the words “Leased Premises” or similar words are used, they shall mean the Subleased Premises.

(b) The foregoing notwithstanding, this Sublease Agreement does not create any rights in Master Lessor or any third parties.

7.3. Subleased Premises. The parties acknowledge and agree that Sublessee’s rights and obligations hereunder only relate to those portions of the premises covered by the Master Lease that are a part of, or are related or appurtenant to, the Subleased Premises.

7.4. Subject to Master Lease. This Sublease Agreement is expressly subject to and inferior to the Master Lease.

7.5. Familiarity With Master Lease. Sublessee represents that it has read and is familiar with all of the provisions of the Master Lease.

4

7.6. Sublessor’s Obligations re Master Lease. Provided Sublessee is not in default hereunder, Sublessor shall pay the Base Rent due to Master Lessor and shall perform Sublessor’s other obligations under the Master Lease, so as not to cause a default under the Master Lease.

ARTICLE 8 LIMITATION ON LIABILITY

8.1. Condition of Property. Notwithstanding any provision of this Sublease Agreement or the Master Lease to the contrary and notwithstanding Sublessor’s grossly negligent acts or omissions, Sublessor shall not be liable to Sublessee or any of its partners, agents, employees, servants, or invitees for any death or injury to an person or persons or for damage to property due to the condition or design or any defect in the Subleased Premises, the Building or any complex of which it is a part, or any part or component thereof (including, without limitation, any mechanical, electrical, plumbing, heating, air conditioning or other systems or equipment), which may exist or subsequently occur. Except as provided herein, Sublessee, for itself and its agents, employees, servants, and invitees, expressly assumes all risk of damage to persons and property, either proximate or remote, by reason of the present or future condition of the Subleased Premises, the Building or any complex of which it is a part, or any part or component thereof.

8.2. Acts of Sublessee. NOTWITHSTANDING ANY PROVISION OF THIS SUBLEASE AGREEMENT OR THE MASTER LEASE TO THE CONTRARY, SUBLESSEE AGREES THAT IT WILL INDEMNIFY, DEFEND AND HOLD SUBLESSOR, ITS OFFICERS, DIRECTORS, SHAREHOLDERS, AFFILIATES, EMPLOYEES, AGENTS, SERVANTS AND LICENSEES (EACH AN INDEMNITEE) HARMLESS FROM AND AGAINST ALL LIABILITY, LOSS, COST, DAMAGE OR EXPENSE, INCLUDING, WITHOUT, LIMITATION, ATTORNEYS’ FEES AND COSTS, AND ANY LIABILITY SUBLESSOR OR ANY INDEMNITEE MAY HAVE IN CONNECTION WITH THE MASTER LEASE OR THE SUBLEASED PREMISES, ARISING OUT OF OR RELATED TO ANY NEGLIGENT ACT OR OMISSION OF SUBLESSEE, OR ANY OF SUBLESSEE’S AGENTS, EMPLOYEES, SERVANTS OR INVITEES, EXCLUDING, HOWEVER ANY OF THE FOREGOING RESULTING FROM THE GROSS NEGLIGENCE, WILLFUL MISCONDUCT OR MATERIAL OMISSIONS OF SUBLESSOR. THIS SECTION SHALL SURVIVE THE EXPIRATION OR EARLIER TERMINATION OF THIS SUBLEASE AGREEMENT.

8.3. Default by Master Lessor. Sublessor shall not be responsible or liable for any violation or default by Master Lessor under the Master Lease (regarding utilities, services, repairs or otherwise) or for the acts or omissions of any tenant of the building, but only for defaults of Sublessor hereunder.

ARTICLE 9 ASSIGNMENT OR SUBLEASE

Sublessee shall not assign, sublet, transfer or hypothecate, in whole or in part, this Sublease Agreement, by operation of law or otherwise, without the prior written consent of Sublessor, which consent shall not be unreasonably withheld, conditioned or delayed, and in no event shall any such assignment or sublease ever release Sublessee or any guarantor from any obligation or liability hereunder.

5

ARTICLE 10 MISCELLANEOUS

10.1. Attorneys’ Fees. In the event that a dispute arises with respect to this Sublease Agreement, the party prevailing in such dispute shall be entitled to recover all expenses, including, without limitation, reasonable attorneys’ fees and expenses, incurred in ascertaining such party’s rights under this Sublease Agreement, whether or not it was necessary for such party to institute suit.

10.2. Notices. Any notice under this Sublease Agreement shall be deemed to be delivered (whether or not actually received) when deposited in the United States Mail, postage prepaid, certified mail, return receipt require, or with a courier service, addressed to the parties at the respective address set forth opposite their respective signatures to this Sublease Agreement or to such other addresses as the parties may have designated by written notice to each other.

10.3. Intentionally Omitted.

10.4. Governing Law. THIS SUBLEASE AGREEMENT SHALL BE INTERPRETED BY AND GOVERNED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS.

10.5. Counterparts. This Sublease Agreement may be signed in counterparts, each of which shall be deemed an original, but which together shall constitute one and the same Sublease Agreement.

10.6. Insurance. Sublessee shall obtain, and deliver evidence thereof to Sublessor, the insurance required of the Tenant under the Master Lease and shall name Sublessor as an additional insured thereunder.

10.7. Commissions. Intentionally Omitted.

10.8. Building Access. Sublessor shall deliver to Sublessee all access cards and keys to the Subleased Premises in Sublessor’s possession.

ARTICLE 11 AMENDMENT AND LIMITATION OF WARRANTIES

11.1. Amendment. This Sublease Agreement may not be altered, waived, amended or extended except by an instrument in writing signed by Sublessor and Sublessee.

11.2. Limitation of Warranties. Sublessor and Sublessee expressly agree that there are and shall be no implied warranties of merchantability, habitability, suitability fitness for a particular purpose or of any other kind arising out of this Sublease Agreement all of which are hereby waived by Sublessee.

11.3. Waiver and Releases. Sublessee shall not have the right to withhold or to offset rent or to terminate this Sublease Agreement except as expressly provided herein or in the Master Lease.

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11.4. Counterparts. This Sublease Agreement may be executed in multiple counterparts, each of which shall constitute an original, and all of which, together, shall constitute one and the same instrument.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

7

Executed as of the date first set forth above.

SUBLESSOR:	NEXTEL OF TEXAS, INC., a Delaware corporation
Sublessor’s Address:
c/o Nextel Communications, Inc. 2001 Edmund Halley Drive Reston, VA 20191 Attn: Leonard J. Kennedy Telecopy: (703) 433-4352	By:
Name:
Title:

SUBLESSEE:	NEXTEL WIP LEASE, CORP. a Delaware corporation
Sublessee’s Address:
c/o Nextel Partners, Inc. 4500 Carillon Point Kirkland, WA 98033 Attn: General Counsel Telecopy: (425) 576-3660	By:
Name:
Title:

SCHEDULE 3(b)(ii)(2)

Form of Assumption of Liabilities

See Attached.

EXECUTION COPY

ASSUMPTION AGREEMENT

THIS ASSUMPTION AGREEMENT (this “Agreement”) is made and delivered as of this 15th day of July 2003 by NEXTEL PARTNERS EQUIPMENT CORP., a Nevada corporation (the “Purchaser”), in favor of NEXTEL OPERATIONS, INC., a Delaware corporation (the “Seller”).

RECITALS

A. The Seller and the Purchaser are parties to an Asset Purchase Agreement, dated July 15, 2003 (the “Purchase Agreement”), providing for the purchase by the Purchaser of the Acquired Assets from the Seller. Capitalized terms used and not defined herein shall have the respective meanings ascribed thereto in the Purchase Agreement.

B. In connection with such purchase, the Purchase Agreement requires the Purchaser to assume and to be responsible for, pay, perform and discharge as and when due all of the Assumed Liabilities.

C. This Assumption Agreement is being executed to evidence and effect the assumption of the Assumed Liabilities by the Purchaser pursuant to the Purchase Agreement.

This Assumption Agreement is being executed to evidence and effect the assumption of the Assumed Liabilities by the Purchaser pursuant to the Purchase Agreement.

NOW, THEREFORE, in consideration of the Acquired Assets to be transferred by the Seller to the Purchaser pursuant to the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and pursuant to the terms and conditions of the Purchase Agreement, the Purchaser does hereby agree with the Seller as follows:

1. The Seller hereby assigns and delegates to the Purchaser the Assumed Liabilities.

2. The Purchaser hereby assumes and agrees to be responsible for, pay, perform and discharge as and when due all of the Assumed Liabilities.

This Agreement is subject to all of the representations, warranties, covenants, exclusions and indemnities set forth in the Purchase Agreement, all of which are incorporated herein by reference.

IN WITNESS WHEREOF, the Purchaser has executed this Agreement as of the day and year first above written.

NEXTEL PARTNERS EQUIPMENT CORP.

By:
Name:
Title:

SCHEDULE 5(a)

Those maintenance fees related to the Software.

In connection with the lease of the Leased Premises, the tenant under the lease is responsible for its share of operating expenses, in addition to the rent payments. These expenses include payments for utilities, water, sewer and related expenses.

SCHEDULE 6(f)

EPCRA Form

See Attached.

REVISED 10/02	TEXAS TIER TWO COVER SHEET	BUDGET ZZ080 FUND 180

This cover sheet must be used to submit hazardous chemical inventories under TCRAs and EPCRA Sections 311 and 312

Please review the Texas Tier Two Reporting Forms & Instructions (Instruction Book) for Calendar Year 2000 before completing these forms

>	File this report between January 1 and March 1, 2003.
>	Complete these forms using a typewriter or computer. Handwritten copies cannot be accepted.
>	Electronic copies of these forms are available at www.tdh.state.tx.us/beh/hazcom/default.htm
>	Call (800) 452-2791 (toll free in Texas) or (512) 834-6603 for assistance in filling out these forms, or to receive a copy of the Texas Tier Two Reporting Forms & Instruction Book.

Mail the Tier Two Forms and filing fee to STATE EMERGENCY RESPONSE COMMISSION in care of:

TEXAS DEPARTMENT OF HEALTH, ZZ080-180 / PO BOX 149200 / AUSTIN, TX 78714-9200

1.	Reporting period from January 1 to December 31, 2002				Page __ of __

2.	Check if information below is identical to information submitted last year				YES ☐

3.	Check if these forms are for an	INITIAL ☐	ANNUAL ☐	UPDATED ☐	Tier Two Report

* A filing fees is required to be submitted with all INITIAL and/or ANNUAL Tier Two Reports

	Check if Confidential Location Form(s) are included in this report (Instruction Book p. 5)				YES ☐

	Check if Paperwork Reduction Form(s) are included in this report (Instruction Book pp. 30-32)				YES ☐

4.	Total number of Chemical Description Blocks completed in attached report?				_______

	What is the total number of EHS Chemicals included in the attached report?				_______

5.	Check Number:____________		Check Date:____/___/______		Check Amount:___________

	Consolidating more than one facility report under a single filing fee? (Instruction Book, p. 13)				YES ☐

FACILITY IDENTICAL IN TEXAS (Physical site of chemicals)

6.	Name of Texas Facility*__________________________________________________________________________

** If Paperwork Reduction Form is attached, mark “See attached PRF”in Line 6, and skip to Line 9.

7.	Street/911Address________________________________________________________________________________

OR Latitude ___deg ___min ___Sec N Longitude___deg ___min ___Sec W

8.	City _________________________TX			Zip Code_____________

9.	County (Only one county per report)____________________________				D&B (optional)______________________

10.	SIC Code (4 digit number) _______________			NAICS Code ____________________

OPERATOR IDENTIFICATION (Name of Corporation, Company, Agency, or Individual Operator.)

11.	Business Name or Sole Proprietor__________________________				Telephone(_____ )______________

12.	Mailing Address____________________________________________________________________________

13.	City_________________________	State_____________	Zip Code_____________

EMERGENCY CONTACT

14.	Name_______________________________________________		Title__________________________

15.	Telephone (_____)______________		24 Hour Telephone	(_____ )______________

16.	Name_______________________________________________		Title__________________________

17.	Telephone (_____)______________		24 Hour Telephone	(_____ )______________

18.	Optional Attachments – I have attached a site plan				YES ☐

19.	I have attached a list of site coordinate abbreviations				YES ☐

20.	I have attached a description of dikes and other safeguard measures				YES ☐

Certification Statement (Read and sign after completing all sections of the Tier Two Report):

I certify under penalty of law that I have personally examined and am familiar with the information submitted in this and all attached documents, and that based on my inquiry of those individuals responsible for obtaining the information, I believe that the submitted information is true, accurate, and complete.

21.	Authorized Representative – (Please Type)

	Name_______________________________________________		Title__________________________

	Email ______________		Telephone	(_____ )______________

Mailing Address_______________________________________________

	City_________________________	State_____________	Zip Code_____________

22.	Signature_______________________________________________		Date Signed:__________________________
An original signature is required on Tier Two forms submitted to the State – photocopies cannot be accepted.90

SCHEDULE 7(g)

Letter Agreement between the Parties and Motorola, Inc., dated June 4, 2003

See Attached.

2003 Edmund Halley Drive	NEXTEL
Reston, VA 20191	STRATEGIC BUSINESS OPERATIONS

June 10, 2003

Mr. Brian Grewe

iDEN Operations Director

Global Telecom Solutions Sector

Motorola, Inc.

Subject: Letter of Agreement between Motorola, Nextel Communications, Inc. and Nextel Partners Operating Corp.: Sale of DALS-1 to Partners, Impact of Partners future port purchases for the DALS-1 switch, and pending XA-core purchase order

Dear Mr. Grewe,

Per our phone call the morning of May 30th and subsequent discussions, please accept this letter as notification that Nextel Communications (NCI) and Nextel Partners Operating Corp (NPOC) have agreed that NCI will sell its DALS-1 MSO and associated iDEN equipment to (NPOC). This transaction is scheduled to close on July 15th.

Per our discussion on the 30th, all NPOC’s future port purchases during 2003 for DALS-1 will count towards NCI’s overall port commitment and not toward NPOC’s overall port commitment. Additionally, Motorola will permit NPOC to order an XA-core upgrade, at Price Book pricing or the discount offered in Proposal 700.2965, and other augmentations to the MSC and MSO, at Price Book or Option 2 pricing, as applicable, while the MSC and MSO are still owned by NCI. These purchases shall be made by NPOC pursuant to the iDEN Infrastructure Supply Agreement between NPOC and Motorola dated November 1, 2000 (the “NPOC Supply Agreement”). The installation and delivery of any new equipment purchased by NPOC prior to the transaction date will be performed by Motorola in accordance with the NPOC Supply Agreement.

In the event that NPOC and NCI fail to close the DALS-1 MSO sale, NPOC’s purchase obligation for any orders of the equipment described in the preceding paragraph shall remain in full force and effect. In such case, NPOC and NCI, without the involvement of Motorola, will resolve how NCI reimburses NPOC for any money spent for the equipment.

NPOC’s purchase of an XA-core upgrade for DALS-1 has no bearing in any way on the current discussions between NCI and Motorola regarding whether or not NCI has any remaining XA-core upgrades available under Option 2.

NCI, NPOC and Motorola agree to the above as attested by the signatures below.

/s/ David Aas	/s/ Mike Corkery	/s/ Brian Grewe
David Aas	Mike Corkery	Brian Grewe
Chief Technology Officer	VP, Finance	IDEN Operations Director
Nextel Partners Operating Corp	Nextel Communications, Inc	Motorola Inc.